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                                                                 EXHIBIT 4.1(d)



         OPEN-END MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND
                         ASSIGNMENT OF LEASES AND RENTS

                                       by

                                IRONTON IRON INC.
                                  as Mortgagor


                                       to

                             THE BANK OF NOVA SCOTIA
                                    as Agent

               for the benefit of the Lenders (as defined herein)

                                Property Known as

                       2520 S. 3rd Street, Ironton, Ohio

                     This Mortgage Was Prepared By And After
                Recordation This Mortgage Should Be Returned To:

                              Jack Edelbrock, Esq.
                            c/o Mayer, Brown & Platt
                            190 South LaSalle Street
                          Chicago, Illinois 60603-3441



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                     OPEN-END MORTGAGE, SECURITY AGREEMENT,
                            FINANCING STATEMENT AND
                         ASSIGNMENT OF LEASES AND RENTS


         THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (this "Mortgage") is entered into as of the ______ day of August, 2001 by IRONTON IRON INC., an Ohio corporation (hereinafter called "Mortgagor"), having its principal place of business at 5445 Corporate Drive, Suite 200, Troy, Michigan 48098, to THE BANK OF NOVA SCOTIA (in its individual capacity, "Scotia Capital"), having an office at 800 Peachtree Street N.E., Suite 2700, Atlanta, Georgia 30308 as collateral agent under each of the Term Loan Agreement and the Revolving Credit Agreement (each as defined below; collectively the "Credit Agreements") (together with its successor(s) thereto in such, capacities, the "Collateral Agent") for the benefit of itself and each of the Secured Parties. Except as otherwise provided herein, all capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Revolving Credit Agreement.

                              W I T N E S S E T H :

         WHEREAS, pursuant to the First Amended and Restated Term Loan Agreement dated as of July 17, 2001, as amended (as amended, supplemented, amended and restated or otherwise modified or refinanced or replaced in whole or in part from time to time, the "Term Loan Agreement"), among Intermet Corporation, a Georgia corporation (the "Borrower"), the "Lenders" thereunder, Scotia Capital, as administrative and collateral agent, and the other agents thereunder, such Lenders and the Borrower have agreed to refinance a portion of the outstanding term loans made by such Lenders to the Borrower;

         WHEREAS, the Mortgagor has guaranteed the Obligations of the Borrower under the Term Loan Agreement pursuant to a First Amended and Restated Guaranty Agreement dated as of July 17, 2001 (the "Term Loan Guaranty Agreement");

         WHEREAS, pursuant to the Fourth Amendment dated as of July 17, 2001 (the "Revolving Credit Amendment") to the Five-Year Credit Agreement dated as of November 5, 1999, as amended (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Revolving Credit Agreement"), among the Borrower, the "Lenders" thereunder, Scotia Capital, as administrative and collateral agent, and the other agents thereunder, such Lenders and the Borrower have agreed to refinance the outstanding revolving loans, swingline loans, letters of credit and available credit thereunder extended by such Lenders to the Borrower:


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         WHEREAS, the Mortgagor has guaranteed the Obligations of the Borrower under the Revolving Credit Agreement pursuant to a First Amended and Restated Guaranty Agreement dated as of July 17, 2001 (the "Revolving Credit Guaranty Agreement");

         WHEREAS, as a condition to the effectiveness of the Term Loan Agreement and the Revolving Credit Amendment, the Secured Parties have required that Mortgagor grant the Mortgage and grant to Collateral Agent, for the benefit of the Secured Parties, the liens and security interests referred to herein to secure: (i) prompt and complete payment and performance of the "Guaranteed Obligations" (as defined in the Term Loan Guaranty Agreement); (ii) prompt and complete payment and performance of the "Guaranteed Obligations" (as defined in the Revolving Credit Guaranty Agreement); (iii) all other payment and performance obligations provided by this Mortgage; (iv) the Obligations (as defined in the Credit Agreements); and (v) any future advances made by any of the Secured Parties in connection with the property mortgaged hereby or in connection with advances under the Credit Agreements, whenever incurred including all interest (including interest at a post-default rate) and late charges and prepayment charges (all of the aforesaid obligations of Mortgagor to any of the Secured Parties, together with the other payment and performance obligations and liabilities described herein, being hereinafter referred to collectively as the "Obligations Secured"); and

         WHEREAS, the parties hereto intend that this Mortgage shall secure unpaid balances of loan advances made both before and after this Mortgage is delivered to be recorded, which loan advances constitute the Obligations Secured. The maximum amount of unpaid Obligations Secured which may be outstanding at any time, exclusive of interest thereon, and exclusive of taxes, assessments, insurance premiums, costs incurred for the protection of the Mortgaged Property, Other Advances, Secured Parties' Costs, Fees and Expenses (as defined in Section 9 below), which amounts are also secured hereby is $482,750,000.00. Notwithstanding, the foregoing limitation shall apply only to the lien upon the real property created by this Mortgage, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Collateral Agent under the provisions of the Credit Agreements or under any other security agreement at any time executed by Mortgagor;

         NOW, THEREFORE, in consideration of the foregoing Recitals and to secure payment of the Obligations Secured and in consideration of One Dollar ($1.00) in hand paid, the receipt and sufficiency whereof are hereby acknowledged, Mortgagor does hereby grant, remise, release, alien, convey, mortgage and warrant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties that certain real estate legally described in Exhibit A hereto (the "Land") in Lawrence County, State of Ohio (the "State"); together with all right, title and interest, if any, which Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures now or hereafter located thereon of every nature whatsoever (which, together with the Land, is herein called the "Premises").

         TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands



                                       3
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occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (a) and (b) above (hereinafter the "Property Rights").

         TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, or used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to (a) all apparatus, inventory, machinery and equipment of Mortgagor (the "Equipment"); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (the "Fixtures"). It is mutually agreed, intended and declared that the Premises and all of the Property Rights, Equipment and Fixtures owned by Mortgagor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage.

         TOGETHER WITH all the estate, right, title and interest of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the, Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof; and (except as otherwise provided herein) the Collateral Agent is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided in Section 9 hereof; and
(ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property. (The rights and interests described in this paragraph shall hereinafter be called the "Intangibles.")

         Mortgagor (i) does hereby pledge and assign to the Collateral Agent from and after the date hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (the "Rents") under any and all

                                        4

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present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property, and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof (provided that Mortgagor shall use all commercially reasonable efforts to obtain all required consents to such transfer or assignment), does hereby transfer and assign to the Collateral Agent all such leases and agreements (including all Mortgagor's rights under any contracts for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "Leases").

         All of the property described above, and each item of property therein described, not limited to but including the Land, the Premises, the Property Rights, the Equipment, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is herein referred to as the "Mortgaged Property."

         Nothing herein contained shall be construed as constituting the Collateral Agent a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Agent. Nothing contained in this Mortgage shall be construed as imposing on Collateral Agent any of the obligations of the lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Collateral Agent. In the exercise of the powers herein granted the Collateral Agent, no liability shall be asserted or enforced against the Collateral Agent, all such liability being expressly waived and released by Mortgagor.

         TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Collateral Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Mortgagor hereby releases and waives the equity of redemption under and by virtue of any of the laws, if any, of the State, and Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of these presents, Mortgagor is well seized of the Mortgaged Property in fee simple and with lawful authority to sell, assign, convey and mortgage the Mortgaged Property, and that the title to the Mortgaged Property is free and clear of all encumbrances, except those permitted by Sections 7.02 of the Term Loan Agreement and the Revolving Credit Agreement ("Permitted Encumbrances"), and that, except for the Permitted Encumbrances, Mortgagor will forever defend the same against all claims in derogation of the foregoing.

         It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code in effect in the State (the "Code"), this instrument shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

         (a) In addition to the foregoing grant of mortgage, Mortgagor hereby grants a continuing security interest to the Collateral Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property with respect to which the creation and perfection of a security interest is governed by the Code;

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         (b) The "Debtor" is the Mortgagor and "Secured Party" is the Collateral
Agent for the benefit of itself and the other Secured Parties.

         (c) Name and address of Debtor are as set forth in the Preamble to this instrument.

         (d) Name and address of Secured Party are as set forth in the Preamble to this instrument.

         (e) Description of the types (or items) of property covered by this financing statement: all of the Mortgaged Property described or referred herein to which a security interest may be perfected pursuant to the Code.

         (f) Description of real estate to which collateral is attached or upon which it is located: Described in Exhibit A.

         (g) The taxpayer identification number of the Debtor is: 31-1117407.

         (h) The Collateral Agent may file this instrument or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

         Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Collateral Agent may reasonably require from time to time to perfect or renew such security interest under the Code. To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of Sections 9-334 and 9-502 of the Code. Subject to the terms and conditions of the Credit Agreements, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the Collateral Agent's sole election.

         THE FOLLOWING PROVISIONS SHALL ALSO CONSTITUTE AN INTEGRAL PART OF THIS
         MORTGAGE:

         SECTION 1. Payment of Taxes on the Mortgage. Mortgagor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess, or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of the foregoing then, Mortgagor shall pay for such documentary stamps in the required amount and deliver them to the


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Collateral Agent or pay (or reimburse the Collateral Agent for) such taxes, assessments or impositions. Mortgagor agrees to exhibit to the Collateral Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges which Mortgagor is required or elects to pay under this paragraph. Mortgagor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Mortgage shall have been released.

         SECTION 2. Leases Affecting the Real Property. Mortgagor agrees faithfully to perform all of its obligations under all present and future Leases as additional security and refrain from any action or inaction which would result in termination of any such Leases or in the diminution of the value thereof or of the Rents due thereunder. All future lessees under any Lease made after the date of recording of this Mortgage shall, at the Collateral Agent's option and without any further documentation, attorn to the Collateral Agent as lessor if for any reason the Collateral Agent becomes lessor thereunder, and, upon demand, pay rent to the Collateral Agent, and the Collateral Agent shall not be responsible under such Lease for matters arising prior to the Collateral Agent becoming lessor thereunder; provided, however, the Collateral Agent shall not become lessor or obligated as lessor under any such Leases unless or until it shall elect in writing to do so.

         SECTION 3. Use of the Real Property. Mortgagor agrees that it shall not permit the public to use the Real Property in any manner that might tend, in the Collateral Agent's reasonable judgment, to impair Mortgagor's title to such property or any portion thereof, or to make possible any claim of easement by prescription. Mortgagor further covenants that it shall not record or permit to be recorded a subdivision plat involving the Land without the prior written consent of the Collateral Agent, which shall not be unreasonably withheld.

         Mortgagor represents and warrants to the Collateral Agent as of the date hereof, and covenants to the Collateral Agent so long as this Mortgage shall be in effect, that (i) all permits and licenses required for the use and operation of the Mortgaged Property have been obtained and are in full force and effect, (ii) all utility services necessary for the use and operation of the Mortgaged Property are in place, (iii) there is vehicular and pedestrian access to the Mortgaged Property from public thoroughfares appropriate to the use of the Mortgaged Property and (iv) except as disclosed to the Collateral Agent in writing, the Mortgaged Property is free from loss or damage due to the effect of casualty or condemnation. The Mortgagor shall not permit any legal or economic waste to occur with respect to the Mortgaged Property.

         SECTION 4. Indemnification. Mortgagor shall not use or permit the use of any part of the Real Property for an illegal purpose, including, without limitation, the violation of any environmental laws, statutes, codes, regulations or practices. Without limiting, but in addition to and in furtherance of, any indemnification Mortgagor has granted in any Credit Document,


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Mortgagor agrees to indemnify, defend (with counsel reasonably acceptable to the Collateral Agent) and hold harmless each Secured Party from and against any and all losses, suits, fines, damages, judgments, penalties, claims, charges, costs and expenses (including reasonable attorneys' and paralegals' fees, court costs and disbursements) which may be imposed on, incurred or paid by or asserted against the Real Property by reason or on account of or in connection with any of the following events which occur prior to the date upon which the Collateral Agent causes Mortgagor to be removed from possession of the Real Property and (a) the Collateral Agent takes possession of the Real Property for the account of the Secured Parties or (b) the Collateral Agent causes possession of the Real Property to be delivered to a third party, either through a mortgage foreclosure action or otherwise: (i) the construction, reconstruction or alteration of the Real Property, (ii) any negligence or misconduct of Mortgagor, any lessee of the Real Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, (iii) any accident, injury, death or damage to any person or property occurring in, on or about the Real Property or any street, drive, sidewalk, curb or passageway adjacent thereto, or (iv) any other transaction arising out of or in any way connected with the Mortgaged Property.

         SECTION 5. Insurance. Mortgagor shall, at its sole expense, maintain for the benefit of the Collateral Agent, until the Obligations Secured are paid in full, insurance policies (a) in such amounts, with such coverage and with such insurers as are typically maintained by prudent owners of property such as the Mortgaged Property or (b) as the Collateral Agent shall otherwise reasonably require. All liability insurance policies so maintained shall name the Collateral Agent as an additional insured. All casualty and similar policies so maintained shall name the Collateral Agent as loss payee. So long as no Event of Default exists, Mortgagor may adjust any casualty loss and receive and retain any proceeds of any such loss. At any time an Event of Default exists, the Collateral Agent shall have the sole and exclusive right to adjust any casualty loss and proceeds of any such loss shall be paid directly to the Collateral Agent to be applied as provided in Section 9 of this Mortgage.

         SECTION 6. Real Property Taxes. Mortgagor covenants and agrees to pay before due all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Mortgaged Property or Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes ("Property Taxes"). Notwithstanding the foregoing, in connection with the protest or appeal of Property Taxes, Mortgagor may defer the payment of Property Taxes during the pendency of any such protest or appeal so long as (a) reserves or a bond adequate for the payment of such Property Taxes together with possible penalties and interest is maintained and
(b) there shall at no time be any possibility of a tax sale of any portion of the Mortgaged Property or a forfeiture thereof. Mortgagor shall inform the Collateral Agent in writing of any delay in the payment of Property Taxes in connection with such protest or appeal and, in the event that the Collateral Agent shall reasonably determine that the lien created by the Mortgage is insecure, Mortgagor


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shall take such steps (including payment of Property Taxes under protest) as the
Collateral Agent shall reasonably require.

         SECTION 7. Condemnation Awards. Mortgagor hereby assigns to the Collateral Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use. So long as no Event of Default exists, Mortgagor may control any condemnation proceedings and receive and retain any proceeds of any such proceedings. At any time an Event of Default exists, the Collateral Agent shall have the sole and exclusive right to control any such proceedings and proceeds of any such proceedings shall be paid directly to the Collateral Agent to be applied as provided in Section 9 of this Mortgage.

         SECTION 8. Remedies. Subject to the provisions of the Credit Agreements upon the occurrence of an Event of Default under the terms of either the Term Loan Guaranty Agreement or the Revolving Credit Guaranty Agreement, including, without limitation, a failure to perform or observe any of the covenants set forth in this Mortgage that is not cured within any applicable cure period (any such occurrence or failure being referred to herein as an "Event of Default"), in addition to any rights and remedies provided for in the Term Loan Guaranty Agreement or the Revolving Credit Guaranty Agreement, and to the extent permitted by applicable law, the following provisions shall apply:

                  (a) Collateral Agent's Power of Enforcement. It shall be lawful for the Collateral Agent to immediately foreclose this Mortgage by judicial action. The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured hereby, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Obligations Secured hereby were created) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption. The receiver, out of the Rents when collected, may pay costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay all or any part of the Obligations Secured or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings. Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing the Collateral Agent in possession of the Real Property with the same power granted to a receiver pursuant to this subparagraph and with all other rights and privileges of a mortgagee-in possession under applicable law.

                  (b) Mortgagee's Right to Enter and Take Possession, Operate and Apply Income. The Collateral Agent shall, at its option, have the right, acting through its agents or attorneys or a receiver, to the extent permitted by and in accordance with applicable law, to enter upon and take possession of the Real Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the Rents, and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all reasonable attorneys' fees and expenses, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, distribute and apply the remaining net income in such order and to such of the Obligations Secured as the Collateral Agent may determine in its sole discretion or in accordance with any deficiency decree entered in any foreclosure proceedings.

         SECTION 9. Application of the Rents or Proceeds from Foreclosure or Sale. In any foreclosure of this Mortgage by judicial action, in addition to any of the terms and provisions of the Credit Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:

                  (a) Obligations Secured. All of the Obligations Secured and other sums secured hereby which then remain unpaid; and

                  (b) Other Advances. All other items advanced or paid by the Collateral Agent pursuant to this Mortgage (collectively, "Other Advances"); and

                  (c) Costs, Fees and Other Expenses. All court costs, reasonable attorneys' and paralegals' fees and expenses, appraiser's fees, environmental audit, testing and survey fees, advertising costs, filing fees and transfer taxes, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and similar data with respect to title which the Collateral Agent in the reasonable exercise of its judgment may deem necessary (collectively, "Costs, Fees and Expenses") shall become additional Obligations Secured hereby when paid or incurred by the Collateral Agent in connection with any proceedings, including but not limited to probate and bankruptcy proceedings, to which any Secured Party shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale by advertisement. The proceeds of any sale shall be distributed and applied in the following order unless a court of competent jurisdiction shall otherwise direct:

                        (1) FIRST, to payment of all Costs, Fees and Expenses,
               Other Advances and other reasonable costs and expenses of the Collateral Agent incurred in connection with the collection and enforcement of the Obligations Secured or of the lien granted to the Collateral Agent pursuant to this Mortgage;

                        (2) SECOND, to payment of that portion of the
               Obligations Secured constituting accrued and unpaid interest and fees, pro rata among the Secured Parties in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

                        (3) THIRD, to payment of the principal of the
               Obligations Secured, pro rata among the Secured Parties in accordance with the amount of such principal owing to each of them;

                        (4) FOURTH, to payment of any Obligations Secured (other
               than those listed above) pro rata among the Secured Parties in accordance with the amounts owing to them; and

                        (5) FIFTH, the balance if any, after all of the
               Obligations Secured have been satisfied to Mortgagor or to whosoever may be lawfully entitled to receive them; provided that prior to the Termination Date (as defined herein) such balance may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent as additional collateral security for the Obligations Secured to be applied at any time thereafter pursuant to this Section 9.

         SECTION 10. Cumulative Remedies; Delay or Omission Not a Waiver. Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay or postponement in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

         SECTION 11. Collateral Agent's Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Mortgage, and if this Mortgage is foreclosed upon, or judgment is entered upon any Obligations Secured hereby, or if Collateral Agent exercises its power of sale, execution may be made upon or the Collateral Agent may exercise its power of sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the Collateral Agent's election.

         SECTION 12. No Merger. In the event of a foreclosure of this Mortgage or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due the Collateral Agent shall, at the Collateral Agent's option, not be merged into any decree of foreclosure entered by the court, and the Collateral Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Obligations Secured.

         SECTION 13. Notices. All notices and other communications provided to any party hereto under this Mortgage shall be in writing and shall be given in the manner, within the time periods and to the addressees identified in the Revolving Credit Guaranty Agreement.

         SECTION 14. Extension of Payments. Mortgagor agrees that, without affecting the liability of any person for payment of the Obligations Secured hereby or affecting the lien of this Mortgage upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by the Collateral Agent of its rights and privileges hereunder), the Collateral Agent may at any time and from time to time, on request of the Mortgagor, without notice to any person liable for payment of any Obligations Secured, but otherwise subject to the provisions of the Term Loan Guaranty Agreement and the Revolving Credit Guaranty Agreement, extend the time, or agree to alter or amend the terms of payment of such Obligations Secured. Mortgagor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Obligations Secured or the remainder of the security.

         SECTION 15. Governing Law. Mortgagor agrees that this Mortgage is to be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

         SECTION 16. Satisfaction of Mortgage. Upon (a) the date on which all the Obligations Secured have been paid in full and all commitments to make loans, issue letters of credit or otherwise extend credit pursuant to the Term Loan Agreement or the Revolving Credit Agreement have been terminated (the "Termination Date"), or (b) a Permitted Asset Sale with respect to the Mortgaged Property then, upon demand therefor following the Termination Date or such Permitted Asset Sale, a satisfaction of mortgage or reconveyance of the Mortgaged Property shall promptly be provided by the Collateral Agent to Mortgagor.

         SECTION 17. Successors and Assigns Included in Parties. This Mortgage shall be binding upon the Mortgagor and upon the successors, assigns and vendees of Mortgagor and shall inure to the benefit of the Secured Parties and their respective successors, transferees and assigns; all references herein to the Mortgagor and to the Collateral Agent shall be deemed to include their respective successors, transferees and assigns. Without limiting the foregoing, any Secured Party may assign or otherwise transfer all or any portion of the Obligations Secured held by it to any other Person, and such other Person shall thereupon become vested with all of the rights and benefits thereof granted to such Secured Party under this Mortgage or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the applicable provisions of the Term Loan Agreement or the Revolving Credit Agreement. Mortgagor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Mortgagor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

         SECTION 18. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. Mortgagor agrees, to the full extent permitted by law, that at all times following an Event of Default, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat; and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Collateral Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, Mortgagor hereby irrevocably waives any and all statutory or other rights of reinstatement or redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof. Mortgagor further waives, to the full extent it may lawfully do so, all statutory or other rights in its favor, limiting concurrent actions to foreclose this Mortgage and exercising other rights with respect to the Obligations Secured, including, without limitation, any right vested in Mortgagor or any affiliate to limit the right of the Collateral Agent to pursue or commence concurrent actions against Mortgagor or any such affiliate or any property owned by any one or more of them.

         SECTION 19. Interpretation with Other Documents. Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between the Mortgage and the Term Loan Guaranty Agreement or the Revolving Credit Guaranty Agreement, the provisions of the Term Loan Guaranty Agreement or the Revolving Credit Guaranty Agreement shall govern.

         SECTION 20. Future Advances. This Mortgage is given for the purpose of securing loan advances and other extensions of credit which the Secured Parties have made and may make to or for the benefit of the Borrower pursuant and subject to the terms and provisions of the Credit Agreements. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances and other extensions of credit made after this Mortgage is recorded in Lawrence County, Ohio, whether made pursuant to an obligation of the Secured Parties or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof, although there may be no indebtedness outstanding at the time any advance is made and although such advances may from time to time be repaid to a zero balance and thereafter readvanced. Such loan advances may or may not be evidenced by guarantees or notes executed pursuant to the Term Loan Agreement or the Revolving Credit Agreement.

         SECTION 21. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Term Loan Guaranty Agreement or the Revolving Credit Guaranty Agreement shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Mortgage is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

         SECTION 22. Changes. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Mortgagor and the Collateral Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

         SECTION 23. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. THE Mortgagor hereby acknowledges and agrees that:

         (a) It irrevocably submits to the jurisdiction of any state or federal court sitting in the State, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State's state or federal court. The Mortgagor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Mortgagor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Mortgagor at its address provided in Section 13 of this Mortgage along with a copy to the addressees provided in such Section (if any). The Mortgagor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Nothing in this Section shall affect the right of the Collateral Agent to serve legal process in any other manner permitted by law or affect the right of the Collateral Agent to bring any action or proceeding against the Mortgagor or its property in the courts of any other jurisdiction.

         (c) To the extent that the Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

         (d) To the extent required by law, for effectiveness, to the extent that any provision of either Credit Agreement is referred to in this instrument, such provision of such Credit Agreement is hereby incorporated by reference.

         SECTION 24. Time of Essence. Time is of the essence with respect to the provisions of this Mortgage.

         SECTION 25. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Mortgage.

         SECTION 26. Collateral Agent's Right to Appear. The Collateral Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of Mortgagor or in the Collateral Agent's name, that the Collateral Agent, in its sole discretion, determines should be brought to protect the Collateral Agent's or the Secured Parties' interest in the Mortgaged Property.

         SECTION 27. Savings Clause. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction, will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 28. Fraudulent Conveyance Limitation. Anything else in this Mortgage notwithstanding, the grant by the Mortgagor hereunder of a mortgage, security interest or other Lien in the Mortgaged Property shall secure the Obligations Secured only for the maximum amount that can be incurred without rendering this Mortgage void or voidable under applicable laws relating to fraudulent obligations, fraudulent conveyance or fraudulent transfer, and not for any greater amount.



                     BALANCE OF PAGE IS INTENTIONALLY BLANK

         IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the person or persons identified below on behalf of Mortgagor (and said person or persons hereby represent that they possess full power and authority to execute this instrument).

         THE MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.



                                     MORTGAGOR:

                                     IRONTON IRON INC.,
                                       an Ohio corporation


                                     By  /s/ Doretha Christoph
                                        ----------------------------
                                     Name: Doretha Christoph
                                          --------------------------
                                     Title: Vice President
                                           -------------------------



                                     By /s/ Michael Skrzypczak
                                        ----------------------------
                                     Name: Michael Skrzypczak
                                          --------------------------
                                     Title: Treasurer
                                           -------------------------

                                          [SEAL]


                                     Signed and acknowledged in the presence of

                                     Witness: /s/ Ronald C. Ryninger, Jr.
                                             -----------------------------
This document was prepared by        Print Name: Ronald C. Ryninger, Jr.
and after recording should be                   --------------------------
returned to:

Jack Edelbrock                       Witness: /s/ Raphael F. Macioce
Mayer, Brown & Platt                         -----------------------------
190 South LaSalle Street
Chicago, Illinois 60603-3441         Print Name: Raphael F. Macioce
                                                --------------------------

STATE OF    ) MICHIGAN
            ) SS.
COUNTY OF   ) OAKLAND



         On this 15th day of August 2001, before me appeared Doretha Christoph to me personally known, who, being by me duly sworn, did say thats she is the Vice President of Ironton Iron, Inc., a Ohio Corp., and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors; and said officer acknowledged said instrument to be the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                        Mary Karjala
                                        ---------------------------
                                        Notary Public


My term expires:  3-12-05
                -------------------

STATE OF    )
            ) SS.
COUNTY OF   )



         On this_______ day of August 2001, before me appeared_____________ to me personally known, who, being by me duly sworn, did say that he is the___________________ of____________________, a________________, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors; and said_______________________ acknowledged said instrument to be the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.



                                               --------------------------
                                               Notary Public






 My term expires:
                  ---------------------

                                    EXHIBIT A

                       Legal Description of the Premises

                                   EXHIBIT A
                              (Legal Description)

TRACT 1 - IRONTON IRON COMPANY (Part of Exhibit A, D.B. 516, PG. 299)

         Situate in Section 29, Township 1 North, Range 18 West, City of Ironton, Lawrence County, Ohio and being part of the Dayton Malleable Iron Company's 4.66 acre tract as recorded in Volume 201, Page 492 of the Lawrence County Dead Records and being more particularly bounded and described as follows:

         Beginning at an iron pin (set March, 1986) at the intersection of the Southerly Right-of-Way Line of Dayton Street and the Easterly Right-of-way Line of the Norfolk and Western Railroad.

         Thence, along said Southerly Right-of-way Line of Dayton Street, South 72 deg. 51' 34" East a distance of 201.32 feet to an iron pin (set March, 1986) on the Southeast Line of the aforementioned 4.66 acre tract,

         Thence, along said Southeast Line, Southeast Line, South 57 deg. 45' 26" West, a distance of 170.11 feet to an iron pin (found March, 1986) on the aforementioned Easterly Right-of-way Line of the Norfolk and Western Railroad,

         Thence, along said right-of-way of the railroad with the are of a curve to the right having a radius of 1462.69 feet, delta angle of 6 deg. 10' 53", tangent length of 78.98 feet, are length of 157.81 feet, and a long chord of North 17 deg. 54' 20" West, 157.73 feet to the ORIGINAL PLACE OF BEGINNING containing 0.304 acres more or less and subject to all legal easements or rights-of-way.

         Being the same premises as described in Exhibit A, Tract 1, Volume 516, Page 299 of the Lawrence County Deed Records.

         The above described tract consists of the following;

                  Part of Lawrence County Auditor's Parcel Number 36-026-0100 (0.304 acres of 3.64 total acres)

TRACT 2 - IRONTON IRON COMPANY (Part of Exhibit A, D.B. 516, Pg. 299)

         Situate in Section 27, Township 1 North, Range 18 West, City of Ironton, Lawrence County, Ohio and being all of Lot 4 and 5 in the Second National Bank Addition to the town of Etna as recorded in Volume 1, Page 254 of the Lawrence County Plat Records and being more particularly bounded and described as follows:

         Beginning at a point at the intersection of the Northeasterly Right-of-way Line of Third Street and Northeasterly Right-of-way Line of Poplar Alley,

         Thence, along said right-of-way of Third Street, North 30 deg. 59' 10" West, a distance of

                              (Legal Description)


         50.08 feet (50 feet by plat) to an iron pin (found March, 1986).

         Thence, North 59 deg. 59' 57" East, a distance of 147.48 feet (145.85 feet by plat) to a P.K. Nail (found March, 1986) on the Southwesterly Right-of-way Line of Cedar Alley.

         Thence, along said right-of-way of Cedar Alley, South 29 deg. 07' 26" East, a distance of 50.15 feet (50 feet by plat) to a P.K. Nail (found March, 1986) at the intersection of said Right-of-way Line of Cedar Alley and the aforementioned Right-of-way Line of Poplar Alley.

         Thence, along said right-of-way of Polar Alley, South 60 deg. 01' 38" West, a distance of 145.85 feet (144.95 feet by plat) to the ORIGINAL PLACE OF BEGINNING containing 0.169 acres more or less and subject to all legal easements or right-of-way.

         Being the same premises as described in Exhibit A, Tract 2, Volume 516, Page 299 of the Lawrence County Deed Records.

         The above described tract consists of the following:

         The above described tract consists of the following:

         All of Lawrence County Auditor's Parcel Number 36-069-1800

TRACT 3 - IRONTON IRON COMPANY (PART OF EXHIBIT A, D.B. 516 Pg. 299)

         Situate in Section 27 and Section 29, Township 1 North, Range 18 West, City of Ironton, Lawrence County, Ohio and being the remainder of the Dayton Malleable Ironton Company's tracts as recorded in Volume 312, Page 615, Volume 201. Page 492; Volume 222, Page 526; Volume 395, Page 594; Volume 168, Page 486; Volume 222. Page 9; Volume 99, Page 614; Volume 101, Page 15; Volume 130, Page 141; Volume 269, Page 191; Volume 294, Page 34; Volume 307, Page 146; and Volume 417, Page 93 of the Lawrence County Deed Records and part of the Dayton Malleable Iron Company's tract as recorded in Volume 323, Page 606 of the Lawrence County Deed Records and being more particularly bounded and described as follows:

         Beginning at a "X" chisled in concerts (set March, 1986) at the intersection of the Northwesterly Right-of-way Line of Dayton Street and the Southwesterly Right-of-way Line of Third Street,

         Thence, along said right-of-way of Dayton Street, South 57 deg. 45' 26" West, a distance of 455.89 feet to an iron pin (set March, 1986), thence continuing along said right-of-way, North 72 deg. 51' 34" West, a distance of 207.16 feet to an iron pin (set March, 1986) on the Easterly Right-of-way Line of the Northfolk and Western Railroad,

         Thence, along said railroad right-of-way, North 13 deg. 45' 19" west, (North 13 51' West by deed) a distance of 135.26 feet,

         Thence, continuing along said railroad right-of-way with the arc of a curve to the left having a radius of 814.37 feet, delta angle of 5 deg. 12' 00", tangent length of 36.98 feet, are length 73.91 feet, and a long chord of North 16 deg. 21' 19" West, 73.89 feet to an iron

                              (Legal Description)


         pin (found March, 1986)

         Thence, continuing along said railroad of right-of-way with the arc of a curve to the left having a radius of 1071.50 feet, delta angle of 10 deg. 59'19", tangent length of 103.07 feet, arc length of 205.50 feet, and a long chord of North 24 deg. 26'59" West, 205.19 feet to an iron pin (found March, 1986).

         Thence, continuing along said railroad right-of-way, North 29 deg. 26'27" West, (North 31 deg. 15' West by deed) a distance of 229.69 feet to a railroad spike (set March, 1986),

         Thence, continuing along said railroad right-of-way, South 59 deg. 59'06" West, (South 58 deg. 41' West by Deed) a distance of 22.76 feet to an iron pin (set March, 1986),

         Thence, continuing along said railroad right-of-way, North 30 deg. 00'12" West, (North 31 deg. 18'20" West by deed) a distance of 509.46 feet to an iron pin (Set March, 1986),

         Thence continuing along said railroad right-of-way, North 28 deg. 17'52" West, (North 29 deg. 36' west by deed) a distance of 198.48 feet to a T. Rail (found March, 1986),

         Thence continuing along said railroad right-of-way, North 61 deg. 56'03" East, (North 60 deg. 37'55" East by deed) a distance of 30.91 feet,

         Thence, continuing along said railroad right-of-way, North 18 deg. 57'52" West, (North 20 deg. 16' West by deed) a distance of 222.92 feet to an iron pin, (set March, 1986),

         Thence, continuing along said railroad right-of-way, North 59 deg. 59'08" East, (North 58 deg. 41' East by deed) a distance of 6.10 feet,

         Thence, continuing along said railroad right-of-way, North 30 deg. 10'52" West, (North 31 deg. 29' West by deed) a distance of 73.05 feet to an iron pin (set March, 1986),

         Thence, continuing along said railroad right-of-way, North 30 deg. 26'00" West, (North 30 deg. 34' West by deed) a distance of 64.20 feet to an iron pin (set March, 1986),

         Thence, North 59 deg. 45'49" East, a distance of 162.26 feet to a P.K. Nail (found March, 1986),

         Thence, North 30 deg. 36'22" west, a distance of 58.03 feet to a Rail road spike (set March, 1986) on the face of the Southeasterly wall (extended) of Building Number 57,

         Thence, along the face of said wall North 59 deg. 18'32" East, a distance of 199.00 feet to the corner of said building,

         Thence along the face of the Northeasterly wall of said building North 30 deg. 41'28" West, a distance of 48.82 feet to the corner of said building,

         Thence, along the face of the Northwesterly wall of said building South 59 deg. 18'32" West, a distance of 170.39 feet,

         Thence, North 32 deg. 18'47" West, a distance of 47.08 feet to a metal fence post,

                              (Legal Description)

         Thence, North 65 deg. 19' 16" West, a distance of 47.64 feet to a P.K. Nail (found March, 1986),

         Thence, North 75 deg. 52' 45" West, a distance of 37.92 feet to a metal post filled with concrete,

         Thence, South 58 deg. 05' 37" West, a distance of 95.90 feet to an iron pin (found March, 1986), on the aforementioned Easterly Right-of-way Line of the Norfolk and Western Railroad,
         Thence, along said railroad right-of-way, North 31 deg. 07' 49" West (North 30 deg. 39" West by deed), a distance of 496.49 feet to an iron pin (found March, 1986),

         Thence, North 58 deg. 40' 50" East (North 58 deg. 51' East by deed), a distance of 167.71 feet to an iron pin (set March, 1986),

         Thence, South 30 deg. 59' 10" East (South 30 deg. 49' East by deed), a distance of 200.00 feet to an iron pin (set March, 1986),

         Thence, North 59 deg. 00' 50" East (North 59 deg. 11' East by deed), a distance of 10.00 feet to an iron pin (set March, 1986),

         Thence, South 30 deg. 59' 10" East (South 30 deg. 49' East by deed), a distance of 60.00 feet to an iron pin (set March, 1986),

         Thence, North 59 deg. 00' 50" East (North 59 deg. 11' East by deed), a distance of 171.72 feet to an "X" chisled in a concrete sidewalk (set March, 1986) on the aforementioned Southwesterly Right-of-way Line of Third Street,

         Thence, long said right-of-way, South 30 deg. 59' 10" East (South 30 deg. 49' East by deed), a distance of 1008.85 feet to an "X" chisled in a concrete sidewalk (set March, 1986),

         Thence, continuing along said right-of-way, South 32 deg. 38' 38" East (South 33 deg. 15' East by deed), a distance of 748.32 feet to a railroad spike (set March, 1986) on the Northwesterly Right-of-way Line of Dayton Lane,

         Thence, along said Right-of-way of Dayton Lane, South 56 deg. 49' 41" West, a distance of 192.02 feet,

         Thence, South 29 deg. 07' 29" East, a distance of 24.06 feet to a point on the Southeasterly Right-of-way Line of Dayton Lane,

         Thence, along said right-of-way of Dayton Lane, North 56 deg. 49' 41" East, a distance of 193.50 feet to an iron pin (found March, 1986) on the aforementioned right-of-way of Third Street,

         Thence, along said right-of-way of Third Street, South 32 deg. 38' 38" East (South 33 deg. 15' East by deed), a distance of 333.02 feet to an iron pin (set March, 1986),

         Thence, continuing along said right-of-way, South 32 deg. 15' 32" East (South 32 deg. 14'

                              (Legal Description)

     34" East by deed), a distance of 180.11 feet to the ORIGINAL PLACE OF BEGINNING and passing an iron pin (found March, 1986) at 66.77 feet and a stone (found March, 1986) at 80.04 feet, containing 24,299 acres more or less and subject to all legal easements or rights-of-way.

     Being the same premises as described Exhibit A, Tract 3, Volume 516, Page 299 of the Lawrence County Deed Records.

     The above described tract consists of the following:

     Part of Lawrence County Auditor's Parcel Number 36-019-1200 (0.69 acres of
     1.35 total acres)

     Part of Lawrence County Auditor's Parcel Number 36-019-1300 (0.14 acres of
     0.28 total acres)

     All of Lawrence County Auditor's Parcel Number 36-019-1400 All of Lawrence County Auditor's Parcel Number 36-019-1500 All of Lawrence County Auditor's Parcel Number 36-019-1800 All of Lawrence County Auditor's Parcel Number 36-019-1900 All of Lawrence County Auditor's Parcel Number 36-020-0100 All of Lawrence County Auditor's Parcel Number 36-020-0200 All of Lawrence County Auditor's Parcel Number 36-020-0300 All of Lawrence County Auditor's Parcel Number 36-020-0400 All of Lawrence County Auditor's Parcel Number 36-020-0500 All of Lawrence County Auditor's Parcel Number 36-020-0600 All of Lawrence County Auditor's Parcel Number 36-020-0700 All of Lawrence County Auditor's Parcel Number 36-020-0800 All of Lawrence County Auditor's Parcel Number 36-020-0900 All of Lawrence County Auditor's Parcel Number 36-020-1000 All of Lawrence County Auditor's Parcel Number 36-020-1100 All of Lawrence County Auditor's Parcel Number 36-020-1200

     Part of Lawrence County Auditor's Parcel Number 36-022-0900 (2.211 acres of
     2.238 total acres)

     All of Lawrence County Auditor's Parcel Number 36-022-1000
     All of Lawrence County Auditor's Parcel Number 36-022-1100
     All of Lawrence County Auditor's Parcel Number 36-025-1800

     Part of Lawrence County Auditor's Parcel Number 36-026-0100 (3.336 acres of
     3.64 total acres)

     All of Lawrence County Auditor's Parcel Number 36-026-0300 All of Lawrence County Auditor's Parcel Number 36-026-0500 All of Lawrence County Auditor's Parcel Number 36-026-0700 All of Lawrence County Auditor's Parcel Number 36-037-0100 All of Lawrence County Auditor's Parcel Number 36-043-0100 All of Lawrence County Auditor's Parcel Number 36-043-0200

                              (Legal Description)




TRACT 4 - AMCAST INDUSTRIAL CORPORATION - PEERLESS DIVISION

         Situate in Section 27, Township 1 North, range 18 West, City of Ironton, Lawrence County, Ohio and being the remainder of the Dayton Malleable Iron Company's 5.4 acre tract as recorded in Volume 323, Page 606 of the Lawrence county Deed Records and being more particularly bounded and described as follows:

         Commencing at the intersection of the Southwesterly right-of-way line of Third Street and the Northwesterly right-of-way line of Dayton Street (Dedicated Ordinance #5173, 1965).

         Thence following along the southwesterly right-of-way line of Third Street, North 32 deg. 15' 32" West, 180.11 feet to a point,

         Thence continuing along the southwesterly right-of-way line of Third Street, North 32 deg. 38' 38" West, 1005.34 feet to a point,

         Thence, continuing along the Southwesterly right-of-way line of Third Street, North 30 deg. 59' 10" West, 678.63 feet to the intersection of said right-of-way line of Third Street and the centerline of a 40 feet wide casement.


         Thence, following along the centerline of said casement, South 59 deg. 18' 32" West, 198.43 feet to the True Point of Beginning.

         Thence, South 32 deg. 18' 47" East, 20.01 feet to a point on the Northwesterly wall of Building Number 57,

         Thence, along the face of the Northwesterly wall of said building, North 58 deg. 18' 32" East, 170.39 feet to the corner of said building,

         Thence along the face of the Northeasterly wall of said building, South 30 deg. 41' 28" East, 48.82 feet to the corner of said building,

         Thence, along the face of the Southeasterly wall of said building, South 59 deg. 18' 32" West, passing a Railroad spike (Set, March, 1986) at 197.22 feet, a total distance of 199.00 feet to a point on the extension of said wall.

         Thence, South 30 deg. 36' 22" East, 58.03 feet to a P.K. Nail (found March, 1986),

         Thence, South 59 deg. 45' 49" West, 162.26 feet to an Iron pin, (Set March, 1986) in the Easterly Right-of-way line of the Norfolk & Southern Railroad,

         Thence, along said railroad right-of-way, North 30 deg. 26' 00" West (North 30 deg. 34' West by deed) 134.79 feet,

                              (Legal Description)


         Thence, continuing along said railroad right-of-way, North 59 deg. 22' 50" East, (North 59 deg. 41' East by deed) 40.00 feet to an Iron pin, (found March, 1986).

         Thence, continuing along said railroad right-of-way, North 30 deg. 58' 52" West, (North 30 deg. 41' West by deed) 71.00 feet to an Iron Pin, (found March, 1986),

         Thence, continuing along said railroad right-of-way, North 31 deg. 07' 49" West, (North 30 deg. 39' West by deed) 10.78 feet to an iron pin (found March, 1986) on the Easterly Right-of-way line of the Norfolk and Southern Railroad, Said iron pin being South 31 deg. 07' 49" East (South 30 deg. 39' East by deed) 496.49 feet from the Northwest corner of the Dayton malleable Iron Company's 5.4 acre tract as recorded in Volume 323, Page 606 of the Lawrence County Deed records.

         Thence, North 58 deg. 05' 37" East, 95.50 feet to a metal post filled with concrete,

         Thence, South 75 deg. 52' 45" East, 37.92 feet to a P.K. Nail (found March, 1986)

         Thence, South 65 deg. 19' 16" East, 47.64 feet to a metal fence corner post,

         Thence, South 32 deg. 18' 47" East, 27.07 feet to the ORIGINAL POINT OF BEGINNING containing 0.993 acres more or less and subject to all legal casements and rights-of-way.

         Being the same premises as described in Exhibit C, Volume 516, Page 299 of the Lawrence County Deed Records.

         The above described tract consists of the following:

         Part of Lawrence County Auditor's Parcel Number 36-019-1200 (0.66 acres of 1.35 total acres)

         Part of Lawrence County Auditor's Parcel Number 36-019-1300 (0.14 acres of 0.28 total acres)


         Part of Lawrence County Auditor's Parcel Number 36-022-0900 (0.27 acres of 2.238 total acres)


         All of Lawrence County Auditor's Parcel Number 36-022-1200

                              (Legal Description)

          A 40 foot wide easement for ingress to and egress from the tract described on Exhibit C to this Deed, being more particularly described as follows:

          Commencing, at the intersection of the Southeasterly right-of-way line of Third Street and the Northwesterly right-of-way line of Dayton Street (Dedicated Ordinances #5173, 1965)

          Thence, following along the Southwesterly right-of-way line of Third Street, North 32 deg. 15' 32" West, 180.11 feet to a point,

          Thence, continuing along the Southwesterly right-of-way line of Third Street, North 32 deg. 38' 38" West, 1105.34 feet to a point,

          Thence, continuing along the Southwesterly right-of-way line of Third Street, North 30 deg. 59' 10" West, 678.63 feet to the intersection of said right-of-way line of Third Street and the centerline of the herein described easement, and the TRUE PLACE OF BEGINNING of said easement,

          Thence, running 20 feet on each side of the following centerline, south 59 deg. 18' 32" West, a distance of 198.43 feet to a point on the tract described on Exhibit C to this Deed and the END OF BASEMENT.